Contractholder Meeting Results

There was a special meeting of holders of the Diversified Investors Strategic Variable Funds held at 4 Manhattanville Road, Purchase, New York 10577 on October 30, 2007. At the meeting, the proposals listed below were approved.The following is a report of the total votes cast by the holders of the Diversified Investors Strategic Variable Funds.

Proposal			For		Withheld
To elect a New Board
Leo J. Hill	    	59,072,784.119	    1,111,925.581
Russell A. Kimball, Jr.	59,084,701.328	    1,100,008.373
Norm R. Nielsen	    	59,086,577.189	    1,098,132.511
John W. Waechter	59,084,701.328	    1,100,008.373
Neal M. Jewell	    	58,341,689.062	    1,843,020.639
Eugene M. Mannella	59,015,775.918	    1,168,933.783
Joyce Galpern Norden	58,325,884.561	    1,858,825.139
Patricia L. Sawyer	59,075,595.282	    1,109,114.419
John K Carter	    	59,086,577.189	    1,098,132.511

Proposal	For	Against		Abstain
To approve a new
Investment Advisory
Agreement with Transamerica
Asset Manangement, Inc.
Intermediate Horizon
Strategic Allocation
Variable
Fund	16,549,377.488  215,771.863   1,858,058.176
Intermediate/Long Horizon
Strategic Allocation
Variable
Fund	34,866,237.433	631,138.608      99,392.057
Short Horizon Strategic
Allocation Variable
Fund	5,035,532.637	166,110.780     763,090.658


Proposal	For	Against		Abstain
To approve a
change to the
fundamental
investment policy
relating to borrowing
Intermediate Horizon
Strategic Allocation
Variable
Fund  15,964,631.304 817,061.128    1,841,515.096
Intermediate/Long
Horizon Strategic
Allocation Variable
Fund  34,739,970.350 240,491.733      616,306.015
Short Horizon
Strategic Allocation
Variable
Fund 5,145,375.834  166,110.780       653,247.461


Proposal	For	Against		Abstain
To approve a
change to the
fundamental
investment
policy relating
to senior securities
Intermediate Horizon
Strategic Allocation
Variable
Fund  16,487,531.187 280,368.175   1,855,308.166
Intermediate/Long
Horizon Strategic
Allocation
Variable
Fund 35,540,063.927    1,081.612      55,622.560
Short Horizon
Strategic
Allocation
Variable
Fund 4,467,358.093    844,128.521     653,247.461


Proposal	For	Against		Abstain
To approve
a change to
the fundamental
investment
policy relating
to underwriting
Intermediate
Horizon Strategic
Allocation Variable
Fund	 16,491,643.362 282,244.036  1,849,320.130
Intermediate/Long
Horizon Strategic
Allocation
Variable
Fund	34,744,070.795 236,391.288     616,306.015
Short Horizon
Strategic
Allocation
Variable
Fund    4,483,162.593 160,858.337    1,320,713.145

Proposal	For	Against		Abstain
To approve
a change to
the fundamental
investment
policy relating
to real estate
Intermediate
Horizon
Strategic
Allocation
Variable
Fund	16,480,972.517 282,244.036  1,859,990.974
Intermediate/Long
Horizon
Strategic
Allocation
Variable
Fund  34,742,325.775   232,406.845  3622,035.478
Short Horizon
Strategic Allocation
Variable
Fund  4,467,358.093    844,128.521  653,247.461

Proposal	For		Against		Abstain
To approve
a change to
the fundamental investment
policy relating to
making loans
Intermediate Horizon
Strategic Allocation
Variable
Fund 16,100,539.187	662,800.492	1,859,867.848
Intermediate/Long
Horizon Strategic
Allocation Variable
Fund 34,971,295.584       9,166.500	 616,306.015
Short
Horizon
Strategic
Allocation
Variable
Fund 4,477,910.150	844,128.521      642,695.405


Proposal	For	Against		Abstain
To approve a
change to the
fundamental investment
policy relating to
concentration
Intermediate Horizon
Strategic Allocation
Variable
Fund 16,099,581.137  660,924.631   1,862,701.760
Intermediate/Long
Horizon
Strategic Allocation
Variable
Fund 34,971,295.584   9,166.500      616,306.015
Short Horizon
Strategic
Allocation
Variable
Fund 4,477,910.150  844,128.521      642,695.405


Proposal  For		Against		Abstain
To approve a change
to the fundamental
investment policy
relating to commodities
Intermediate Horizon
Strategic Allocation
Variable
Fund 16,474.536.973  211,791.858      1,936,878.697
Intermediate/Long Horizon
Strategic Allocation
Variable
Fund 35,308,738.694 232,406.845	        55,622.560
Short Horizon
Strategic Allocation
Variable
Fund 4,483,162.593  838,876.077       642,695.405


Proposal	For	Against		Abstain
To eliminate
the fundamental
investment policy
relating to
margin activities
Intermediate Horizon
Strategic Allocation
Variable
Fund     16,466.550.648  222,339.576  1,934,317.304
Intermediate/Long Horizon
Strategic
Allocation
Variable
Fund     34,738,341.332 236,391.288    622,035.478
Short Horizon
Strategic Allocation
Variable
Fund      4,467,358.093 844,128.521    653,247.461


Proposal   For		Against		Abstain
To eliminate
the fundamental
investment policy
relating to short
selling
Intermediate Horizon
Strategic Allocation
Variable
Fund	16,615,922.349 79,996.149    1,927,289.029
Intermediate/Long Horizon
Strategic Allocation
Variable
fund   34,969,666.565  5,066.055      622,035.478
Short Horizon Strategic Allocation
Variable
Fund   4,467,358.093 844,128.521      653,247.461


Proposal For		Against		Abstain
To eliminate
the fundamental
investment policy
relating to pledging
assets intermediate Horizon
Strategic Allocation
Variable
Fund	15,970,231.924 806,571.574   1,846,404.029
Intermediate/Long Horizon Strategic
Allocation Variable
Fund    34,739,970.350 240,491.733    616,306.015
Short Horizon Strategic Allocation
Variable
Fund    4,477,910.150  844,128.521    642,695.405

Proposal	For	 Against	Abstain
To eliminate the
fundamental investment policy
relating to futures and options
transactions through investments
in underlying funds
Intermediate Horizon Strategic
Allocation Variable
Fund	  16,488,958.842 282,244.036 1,852,004.649
Intermediate/Long Horizon Strategic
Allocation Variable
Fund	 35,308,738.694  232,406.845   55,622.560
Short Horizon Strategic Allocation
Variable
Fund     5,155,927.890  166,110.780   642,695.405